Exhibit 5.1

March 31, 2021

GasLog Partners LP

c/o GasLog LNG Services Ltd

69 Akti Miaouli

18537 Piraeus

Greece

Re:       GasLog Partners LP

Ladies and Gentlemen:

We have acted as counsel to GasLog Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”) in connection with the registration of its common units (the “Units”), representing limited partner interests in the Partnership, pursuant to the Partnership’s registration statement on Form F-3 (File No. 333-249399) (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Units are being offered in the Partnership’s public offering pursuant to a fourth amended and restated equity distribution agreement (the “Equity Distribution Agreement”) to be entered into among the Partnership, GasLog Partners GP LLC, a Marshall Islands limited liability company and the general partner (the “General Partner”) of the Partnership, GasLog Partners Holdings LLC and Credit Agricole Securities (USA) Inc. and Stifel, Nicolaus & Company, Incorporated, as managers.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement and the prospectus contained therein (the “Base Prospectus”);

(ii)	the prospectus supplement dated March 31, 2021 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”);

(iii)	the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership filed with the Commission on August 5, 2020;

(iv)	the form of Equity Distribution Agreement; and

(v)	such other papers, documents, agreements, and records of the Partnership and the General Partner and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to matters of fact material to this opinion that have not been independently established, we have relied upon representations, statements and certificates of public officials, directors or officers of the Partnership and the General Partner, and others, in each case as we have deemed relevant and appropriate, and upon the representations and warranties of each of the Partnership and the General Partner to be made in the Equity Distribution Agreement. We have not independently verified the facts so relied on.

In rendering this opinion, we have also assumed that:

(i)	the issuance and sale of the Units complies in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments and other documents relating thereto or executed or to be executed in connection therewith;

(ii)	the Equity Distribution Agreement will be duly and validly authorized by all parties thereto, and executed and delivered, in the same forms provided to us, by such parties prior to the issuance and delivery of the Units; and

(iii)	the Equity Distribution Agreement is valid and enforceable against the parties thereto.

This opinion letter is limited to Marshall Islands law as of the date hereof.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that under the laws of the Republic of the Marshall Islands, when the Units are issued and delivered against payment therefor in accordance with the terms of the Equity Distribution Agreement, the Registration Statement and the Prospectus, the Units will be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. We disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Cozen O'Connor

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